UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the Form 8-K filed by Reven Housing REIT, Inc. (the “Company”) on June 18, 2014 (the “Transaction 8-K”), which reported the issuance by the Company of a Promissory Note Secured by Deeds of Trust (the “Note”) to Silvergate Bank, a California corporation (“Lender”), in the principal amount of up to $7,570,000 (the “Aggregate Principal Amount”), and the entry by the Company with the Lender into other related loan transaction documents (the “Loan”). The information reported under Item 1.01 of the Transaction 8-K regarding the description of the Loan and the material terms and conditions related thereto is incorporated herein by reference. On August 6, 2014, Reven Housing Texas, LLC, a wholly owned subsidiary of the Company (the “Borrower”), drew the remaining principal amount of $6,342,900 and which amount was advanced by the Lender under the Loan, and as of August 6, 2014, the Aggregate Principal Amount became outstanding under the Loan.

The entire balance of principal and accrued interest and other amounts then outstanding on the Note are due and payable on July 5, 2019 (the “Maturity Date”). Interest accrues and is payable monthly on the Loan at the rate equal to one percent (1.00%) points over the “PRIME RATE” as published in The Wall Street Journal. Commencing on August 5, 2014 and continuing on the fifth day of each calendar month through and including July 5, 2015, Borrower shall pay interest in arrears for the prior calendar month. Commencing on August 5, 2015 and continuing on the fifth day of each of the next calendar months thereafter through and including June 5, 2019, Borrower shall pay to Lender monthly payments of principal and interest in an amount equal to the amount which would be sufficient to amortize the outstanding principal balance under the Note as the then effective interest rate over the then remaining portion of an amortization period commencing July 5, 2016 and ending on July 4, 2041. The Note is secured by those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings dated June 12, 2014, executed by Borrower for the benefit of Lender (the “Deeds of Trust”).

Borrower has no right to prepay any principal of the Note except that, so long as no event of default exists under the Note or any of the Deeds of Trust at the time of prepayment, Borrower has the right to prepay the principal of the Note, in whole only and not in part, upon at least 30 days but not more than 60 days advance written notice, provided that Borrower pays, concurrently with such prepayment, all accrued and unpaid interest under the Note and a prepayment premium equal to three percent (3%) of the amount prepaid for a prepayment on or before July 5, 2016; with no prepayment premium thereafter. The Note and the Deeds of Trust contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: August 11, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer